Exhibit 11
                                MOBILE MINI, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                      Nine Months Ended                     Three Months Ended
                                                         September 30,                         September 30,
                                                   1996               1995               1996                 1995
                                               -------------------------------------------------------------------------
PRIMARY:
Common Shares outstanding, beginning of year       4,835,000           4,835,000          6,739,324            4,835,000
Effect of weighting shares:
    Conversion of Series A preferred stock         1,902,010                   -                  -                    -
Weighted average number of common              -------------------------------------------------------------------------
    shares and common share equivalents
    outstanding                                    6,737,010           4,835,000          6,739,324            4,835,000
                                               =========================================================================

Net Income available for common stock               $187,489            $513,365           $389,096             $276,362
                                               =========================================================================

Net Income per common share and
    common share equivalent (Note 1)                   $0.03               $0.11              $0.06                $0.06
                                               =========================================================================



FULLY DILUTED:
Common Shares outstanding, beginning of year       4,835,000           4,835,000          6,739,324            4,835,000
Effect of weighting shares:
    Conversion of Series A preferred stock         1,902,010                   -                  -                    -
Weighted average number of common              -------------------------------------------------------------------------
    shares and common share equivalents
    outstanding                                    6,737,010           4,835,000          6,739,324            4,835,000
                                               =========================================================================

Net Income available for common stock               $187,489            $513,365           $389,096             $276,362
                                               =========================================================================

Net Income per common share and
    common share equivalent (Note 1)                   $0.03               $0.11              $0.06                $0.06
                                               =========================================================================

Note 1 - Net income per common share and common share equivalent calculated after effect of extraordinary item.
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